Exhibit 99.2
 CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made this 27th day of February, 2007, by and between Maguire Properties, Inc., a Maryland corporation (“Company”) and Dallas E. Lucas (“Consultant”). Company and Consultant are sometimes collectively referred to herein as the “Parties” and individually as a “Party,” and Company and its affiliates are sometimes referred to herein collectively as the “Company.”

WHEREAS, Company is a full service, public real estate company doing business primarily in Southern California, and the owner of a portfolio of office buildings and land held for development;

WHEREAS, Consultant is a highly experienced real estate executive and a former senior officer of Company, with unique knowledge and expertise concerning the assets, development entitlements, business strategy, and management of Company;

WHEREAS, Company is now actively evaluating and pursuing numerous potential developments, acquisitions, and other major strategic opportunities, and desires to utilize the services of Consultant to assist Company in those matters;

WHEREAS, Consultant desires to provide Company with services relating to such activities;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Engagement: Company hereby engages Consultant, and Consultant agrees to provide certain consulting services to Company, in accordance with the terms of this Agreement.

2. Effective Date / Term: This Agreement shall become effective immediately upon the effective date (the “Effective Date”) of the resignation of Consultant as an officer and employee of Company pursuant to that certain Separation Agreement between Company and Consultant dated of even date (the “Separation Agreement”). The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue until May 30, 2007, unless otherwise extended in writing by agreement of the Parties or unless terminated earlier in accordance with the terms hereof.

3. Services To Be Provided: Consultant shall provide services to Company (“Consulting Services”) with regard to the following activities:

•	Assist Company in closing the pending Lantana construction loan with JP Morgan as expeditiously as possible (the “Lantana Construction Loan”).

•	Assist Company in obtaining new construction financing for the Glendale North development project.

•	Assist Company with the consummation of the acquisition of Downtown Los Angeles and Orange County properties from Blackstone/EOP currently under contract (the “EOP Acquisition”).

•	Assist Company with issuance of additional equity securities in either a public or private placement, if Company determines to issue additional equity securities.

•
At the option of Company, assist Company in obtaining new master financing facility for Park Place project which refinances the existing loans and provides additional funds for infrastructure construction (the “Park Place Facility”).

•	Assist Company with obtaining a new corporate revolving loan facility to replace the existing revolving loan with a larger facility.

•	Assist Company in management transition and succession matters.

•	Participate in such other meetings, discussions, and activities as are consistent with the foregoing matters and as agreed upon by Company and Consultant from time to time.

4. Non-Exclusive Relationship. The Consulting Services being provided by Consultant are on a non-exclusive basis, and Consultant shall be entitled to perform or engage in any activity not inconsistent with or otherwise prohibited by this Agreement or by the surviving provisions of Consultant’s Employment Agreement with Company, effective as of June 27, 2003 (the “Employment Agreement”).

5. Compensation. Consultant shall be paid as follows for the Consulting Services provided hereunder:

• Hourly Rate:  Company shall pay Consultant at the rate of $350 per hour (the “Hourly Rate”) in respect of the Consulting Services described above. Consultant shall submit an invoice on a monthly basis, reasonably detailing time expended and a description of the nature of the Consulting Services rendered. Company shall pay Consultant for such services within 30 days of submission of an invoice.

• Success Fees: In addition to the Hourly Rate, Company shall pay Consultant the following fees upon attainment of the stated objectives during the Term, as determined in the reasonable discretion of Company (each, a “Success Fee”):

o	$1,500,000 Success Fee payable upon or as soon as practicable after the consummation of the EOP Acquisition;

o	$250,000 Success Fee payable upon or as soon as practicable after the closing of the Lantana Construction Loan;

o
$250,000 Success Fee payable upon or as soon as practicable after the issuance to the Company of a “firm commitment” by a bona fide third-party lender acceptable to Company, to establish a new Company revolving loan facility acceptable to Company;

o	$100,000 Success Fee payable upon or as soon as practicable after the issuance to the Company of a “term sheet” by a bona fide third-party lender acceptable to Company, to establish a construction loan to fund the construction of the Glendale North project at 207 Goode Street;

o
$400,000 Success Fee payable upon or as soon as practicable after Company’s issuance of additional equity securities in either a public or private placement (the “Equity Issuance Success Fee”); provided, however, that if Company does not elect to proceed with the issuance of additional Company equity securities by March 15, 2007, then (i) Company shall not pay Consultant the Equity Issuance Success Fee, and (ii) Company shall elect to engage Consultant to provide Consulting Services with regard to the Park Place Facility and, if Consultant provides such additional consulting services and Company receives a “term sheet” from a bona fide third-party lender acceptable to Company with respect to the Park Place Facility during the Term, then Company shall pay Consultant a Success Fee of $400,000 with respect thereto (the “Park Place Facility Success Fee”) in lieu of the Equity Issuance Success Fee;

o
In the event that Company elects to proceed with the issuance of additional Company equity securities by March 15, 2007, then Company may, in its sole and absolute discretion, engage Consultant to provide additional Consulting Services with regard to the Park Place Facility and, if Consultant provides such additional consulting services and Company receives a “firm commitment” from a bona fide third-party lender acceptable to Company with respect to the Park Place Facility during the Term, then Company shall pay Consultant the Park Place Facility Success Fee in addition to the Equity Issuance Success Fee to the extent such Fee is earned by Consultant.

• Advances. No later than the fifteenth (15th) day of each of the three calendar months during the Term, Company shall pay Consultant an advance of $200,000 against the Success Fees that may be earned by Consultant hereunder (the “Advances”). Any Success Fees payable hereunder shall be reduced to the extent of the aggregate amount of the Advances theretofore paid to Consultant. To the extent that the Success Fees payable to Consultant hereunder amount to less than the Advances actually paid to Consultant, Consultant shall re-pay the excess amount of such Advances to Company within twenty (20) days after the end of the Term.

Consultant shall be responsible for the payment of all taxes owed on all amounts paid to Consultant by Company hereunder and shall protect Company from any liability for the payment of any taxes of any kind with respect to the fees paid to Consultant hereunder. Company shall provide Consultant with a Form 1099 reflecting all payments made to Consultant hereunder.

6.  Reimbursable Costs. Company shall reimburse Consultant in accordance with general policies and practices of Company for actual and reasonable expenses incurred in performing the Consulting Services (“Reimbursable Costs”), payable within 30 days of receipt of an invoice.

7. Duties of Company. Company shall (i) grant Consultant access to records, files, employees and consultants as reasonably required for Consultant to perform the Consulting Services contemplated herein; and, (iii) pay to Consultant the amounts due to Consultant within the time periods specified herein.

8. Duties of Consultant. Consultant shall (i) dedicate such time commitment to the Consulting Services as is reasonably necessary to perform such Consulting Services, (ii) comply with all applicable federal, state and municipal laws and regulations required to enable the Consultant to render to Company the Consulting Services called for herein; (iii) maintain the confidentiality of all Company records, trade secrets and other confidential information to which he may have or obtain knowledge or access pursuant to this Agreement; and (iv) return to Company all documents and other material of a confidential nature upon termination of this Agreement.

9. Assignment. Neither Party shall assign any rights or delegate any obligations under this Agreement, except as otherwise may be agreed in writing by both Parties.

10. Retention of Authority. Throughout the Term, Company shall retain all authority and control over the business, policies, operations, and assets of Company. Consultant shall not knowingly violate any rules or policies of Company or violate any applicable law in connection with the performance of the Consulting Services. Company does not, by virtue of the Agreement, delegate to Consultant any of the powers, duties or responsibilities vested in Company by law or under the organizational documents of Company.

 11. Independent Consultant Status. In performing the Consulting Services herein, Company and Consultant agree that Consultant shall at all times be acting as an independent contractor and not as an employee of Company. The parties acknowledge that Consultant was, prior to the Effective Date, an employee of the Company, serving as Executive Vice President and Chief Financial Officer of the Company, but that such employment relationship has terminated by reason of Consultant’s voluntary resignation immediately prior to the Effective Date of this Agreement. Company and Consultant agree that Consultant will not be an employee of Company during the term hereof and that Consultant and not Company shall have the authority to direct and control Consultant's performance of his activities hereunder. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between Company and Consultant, nor to authorize either Party to act as general or special agent of the other Party in any respect. Consultant shall not be entitled to any employee benefits provided by Company to its employees during the Term.

12. Indemnification. Company agrees to indemnify and hold harmless Consultant from and against any and all claims, demands, actions, settlements or judgments, including reasonable attorney’s fees and litigation expenses based upon or arising out of the activities described in this Agreement, where such claims, demands, actions, settlements or judgments are caused by (i) the gross negligence or willful misconduct of Company or its employees or (ii) the failure to pay any fees or Reimbursable Costs in accordance with this Agreement. Consultant agrees to indemnify and hold harmless Company from and against any and all claims, demands, actions, settlements or judgments, including reasonable attorney’s fees and litigation expenses based upon or arising out of the activities described in this Agreement, where such claims, demands, actions, settlements or judgments are caused by (i) the gross negligence or willful misconduct of Consultant or (ii) Consultant’s breach of this Agreement, provided that the liability of Consultant under this clause (ii) shall be limited to the amount of the consulting fees earned by Consultant hereunder.

13. Termination. This Agreement may be terminated at any time by Company, with or without advance notice, by providing written Notice (as defined below) of termination to Consultant in accordance with Section 14(j) below. If Company terminates this Agreement prior to May 30, 2007, other than due to a Material Default, Company shall pay to Consultant all Success Fees, including the Equity Issuance Success Fee but excluding the Park Place Facility Success Fee, unless after March 15, 2007 the Company elects not to issue equity securities and therefore agrees to pay the Park Place Facility Success Fee (to the extent such Success Fees were not previously paid) as soon as practicable following such termination, without regard to the attainment of the performance objectives associated with such Success Fees For purposes of this Agreement, Consultant shall be in “Material Default” if Consultant (i) willfully breaches a material provision of this Agreement, which breach has or will cause the Company to suffer a material adverse consequence (taking into account that Consultant has not guaranteed his ability to complete any of the specified tasks set forth herein), which breach continues for at least ten (10) days after written notice thereof from the Company specifying the default and the remedy expected by the Company for such default, unless the nature of such default is that it would reasonably require more than 10 days to remedy, in which case Consultant shall have an additional period of up to thirty (30) days to cure such default hereunder; or (ii) commits fraud, commits a felony, or misappropriates funds of the Company for his own benefit.

This Agreement may be terminated by Consultant upon at least 30 days’ prior written notice to Company in accordance with Section 14(j) below, which Notice may, in Company’s sole -discretion, be waived by Company without payment in lieu thereof.

14. Miscellaneous.

(a) Entire Agreement. This Agreement, the Separation Agreement and the Employment Agreement (to the extent the provisions thereof are applicable following Consultant’s resignation of employment) contain the entire understanding and agreement between the Parties relating to the subject matter hereof and supersede all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations and statements, whether oral or written, with respect to that agreement, all of which are merged herein and shall be of no further force or effect. No Party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention unless set forth herein or in an instrument or other writing delivered hereafter and signed by the Party to be bound thereby. Each of the Parties acknowledges and represents that, except as specifically set forth in this Agreement (or in the Separation Agreement or the Employment Agreement) or in an instrument or other writing delivered hereafter and signed by the Party to be bound thereby, such Party has not received any representations, warranties or promises by any person as a means of inducing it to enter into this Agreement, and further acknowledges and represents that it does not enter into this Agreement in reliance upon any oral or written representation, warranty or promise of any person or entity that is not specifically set forth in this Agreement or in such instrument or other writing delivered hereafter and signed by the Party to be bound thereby.

(b) Amendments. No provision of this Agreement may be amended, modified or waived except by a written instrument signed by each of the Parties hereto (or, in the case of a waiver, by the Party against whom enforcement of the waiver is sought).

(c) Parties in Interest. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors and permitted assigns. No transfer of any interest hereunder shall be deemed to release the transferor from any of its obligations hereunder. Nothing in this Agreement is intended to confer any right or remedy under this Agreement on any person other than the Parties to this Agreement and their respective successors and permitted assigns, or to relieve or discharge any obligation or liability of any person to any Party to this Agreement, or to give any person any right of subrogation or action over or against any Party to this Agreement or to any affiliate thereof.

(d) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict-of-laws rules and principles of said State.

(e) Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of paragraphs and subparagraphs of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement and shall not be used in construing it. When required by the context: whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders and vice versa. Unless otherwise required by the context (or otherwise provided herein): the words “herein”, “hereof” and “hereunder” and similar words shall refer to the Agreement generally and not merely to the provision in which such term is used; the word “person ” shall include individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority and other entity of whatever nature; the word “affiliate ” shall mean, with respect to any particular person, any other person who, directly or indirectly, controls, is under common control with or is controlled by the first person; each of the words “including”, “include” and “includes” shall be interpreted in a non-exclusive manner as though the words “but [is] not limited to” or “but without limiting the generality of the foregoing” immediately followed the same. If the day on which performance of any act or the occurrence of any event hereunder is due is not a business day, the time when such performance or occurrence shall be due shall be the first business day occurring after the day on which performance or occurrence would otherwise be due hereunder.

(f) Effect of Waivers and Consents.  No waiver of any default or breach by any Party hereto shall be implied from any omission by a Party to take any action on account of such default or breach if such default or breach persists or is repeated and no express waiver shall affect any default or breach other than the default or breach specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Agreement by a Party shall not be construed to be a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by any Party shall not be deemed to waive or render unnecessary the consent to or approval of said Party of any subsequent or similar acts by a Party.

(g) Counterparts.  This Agreement, and any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement hereto or thereto may be executed in two or more counter-parts, and by each Party on a separate counterpart, each of which, when executed and delivered, shall be an original and all of which together shall constitute one instrument, with the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. In proving this Agreement or any such amendment, supplement, document or instrument, it shall not be necessary to produce or account for more than one counterpart thereof signed by the Party against whom enforcement is sought.

(h) Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, the successful or prevailing Party shall be entitled to recover the attorneys’ fees, charges and other costs incurred by that Party in and in connection with that action or proceeding, in addition to any other relief to which it may be entitled. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the Parties hereto, which may include printing, photo-copying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this paragraph shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

(i) Severability. Should any portion of this Agreement which is not material to the terms of the Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

(j) Notices.

(1) All notices, requests and demands hereunder (“Notices”) shall be in writing and shall be deemed to have been duly given when delivered (or, if mailed, postage prepaid, by certified or registered mail, return receipt requested, on the fourth business day after mailing, if that date is earlier than actual delivery). Notices shall be sent to a Party at the address of that Party set forth below or, if such Party has furnished notice of a change of that address as herein provided, to the address of that Party most recently so furnished; or if that Party has not designated an address to which Notices are to be sent, to the last address of that Party known to the Party dispatching the Notice. Each Party may designate one additional person to whom a copy of each Notice is to be sent, and each Party shall cause a copy of each Notice dispatched by or on its behalf to be sent to that additional person, as well as to the other Party at that other Party’s then current notice address. Unless and until modified as herein provided, the following notice addresses shall apply:

To Company:

Robert F. Maguire III
Maguire Properties
1733 Ocean Avenue, Suite 400
Los Angeles, CA 90401

Telephone No.: (213) 613-4500
Facsimile No.: (213) 533-5100

To Consultant:

1770 Westridge Rd.
Los Angeles, CA 90049

Telephone No.:  (310) 440-0910
Facsimile No.:  (310) 440-0912

(2) Any Notice shall be effective as to any person upon delivery to the principal notice address of such person, notwithstanding its subsequent delivery to another person to whom it is also to be sent. The inability to deliver any Notice because the individual to whom it is properly addressed in accordance with this Agreement refuses delivery thereof or no longer can be located at that address shall constitute delivery thereof to such individual.

(3) Any Notice, instruction, approval or other action which any Party may or is required to give hereunder may be given by that Party’s counsel, in writing, and all Parties hereto shall be entitled to, and shall, rely thereon without inquiry into the authority of that Party’s counsel to take said action.

(4) Each Party shall use reasonable efforts to assure that any Notice which is given or made pursuant to any particular paragraph of this Agreement shall note thereon the paragraph pursuant to which it is given or made, but the failure to include such information therein shall not render such Notice ineffective.

(5) Each Party hereto (a “Recipient”) who receives from another Party hereto (a “Sender”) by electronic facsimile transmission (telecopier) any writing which appears to be signed by or on behalf of that Sender is authorized to rely and act upon that writing in the same manner as if the original signed writing was in the possession of the Recipient upon oral confirmation of that Sender to the Recipient that the writing was signed by or on behalf of that Sender and is intended by that Sender to be relied upon by the Recipient. Each Party transmitting any writing to any other Party by electronic facsimile transmission agrees to forward immediately to that Recipient, by expedited means (for next day delivery, if possible), or by first class mail if the Recipient so agrees, the signed hard copy of that writing, unless the Recipient expressly agrees to some other disposition of the original by the Sender.

(k) Confidentiality. Consultant agrees that, except as otherwise set forth in this Agreement or required to enforce this Agreement or provided by law or unless compelled by an order of a court, he shall keep the contents of this Agreement and any information related to the Offering confidential and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this Agreement or the Offering without the prior written consent of Company unless required under applicable law or by a court order. The provisions of this paragraph shall survive any termination of this Agreement.

(l) Exclusive Jurisdiction. Subject to Section 14(n) below, each Party (i) agrees that any action arising out of or relating to this Agreement or the transaction provided for herein shall be brought exclusively in the courts of the State of California or of the United States of America for the Southern District of California, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, and (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action in those jurisdictions; provided, however, that any Party may assert in an action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may thereafter not be asserted by such Party in an original action in the courts referred to in clause (i) of this paragraph.

(m) Waiver of Jury Trial.  Each Party waives any right to a trial by jury in any action to enforce or defend any right or any amendment, instrument, docu-ment or agreement delivered, or which in the future may be delivered, in connection herewith and agrees that any action shall be tried before a court and not before a jury.

(n) Arbitration. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, Consultant and Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event Consultant and Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither Consultant nor Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(o) Representation By Counsel.  Each of the Parties acknowledges that it or he has had the opportunity to consult with legal counsel of his choice prior to the execution of this Agreement.

(p) Code Section 409A.  The fees and other amounts payable under this Agreement are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). However, notwithstanding any provision of this Agreement to the contrary, if any such fees or other amounts payable under this Agreement are deemed to be subject to Section 409A of the Code, this Agreement shall be deemed to incorporate the terms and conditions required by Section 409A of the Code and Department of Treasury regulations promulgated thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company determines that any fees or other amounts payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions, as it deems necessary or appropriate to (i) exempt the fees and other amounts payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such fees and other amounts, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

MAGUIRE PROPERTIES, INC.
A Maryland Corporation

By: /s/ Paul S. Rutter
Paul S. Rutter
Its : Executive Vice President

/s/ Dallas E. Lucas
Dallas E. Lucas
Consultant